UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2011

HealthSouth Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

HealthSouth Corporation (“HealthSouth” or the “Company”) will be making an informational presentation to current and potential investors, not related to any specific transaction, in New York on May 25-26, 2011. The Company will distribute to attendees a copy of the Investor Reference Book, previously provided in a Current Report on Form 8-K dated May 16, 2011, and two supplemental slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Update Slides”). The Investor Reference Book and the Update Slides address, among other things, an overview of the Company and its industry, a historical perspective of the Company, the Company’s business outlook, the Company’s financial and operational metrics and initiatives, and the Company’s value proposition. The Investor Reference Book, and the Update Slides are available at http://investor.healthsouth.com by clicking on an available link.

In the Update Slides, the Company will provide its observations and considerations for the second quarter of 2011. These observations and considerations are:

•
Volume: The second quarter of 2011 discharge growth remains solid. The Company is on track to achieve the higher end of 2.5% to 3.5% discharge growth for full-year 2011. Period-over-period comparatives will become tougher as the year progresses.

•
Capital Structure: The Company has initiated the June 15, 2011 call of $335 million in principal of its 10.75% senior notes. The loss on early extinguishment of debt and interest savings associated with this call will impact earnings per share. The Company will update earnings per share guidance in its second quarter 2011 earnings release. The Company also amended its credit agreement and added a $100 million term loan maturing in 2016.

•
Asset Sale: As previously reported in a Current Report on Form 8-K dated May 18, 2010, the Company has entered into a definitive agreement to sell all six of its long-term acute care hospitals and two related satellite locations for a purchase price of $120 million consisting of cash and retained working capital. The transaction is expected to be completed in the third quarter of 2011 and is subject to customary closing conditions, including regulatory approval and third-party consents. These hospitals contributed approximately $121.7 million of net operating revenues and approximately $17.5 million of Adjusted EBITDA to HealthSouth in 2010. Depreciation and amortization charges related to these hospitals approximated $3.3 million in 2010. The taxable gain on this transaction will be largely offset by the Company’s federal and state net operating losses. The impact on cash taxes is not expected to be material. The hospitals will be treated as discontinued operations beginning in the second quarter of 2011.

After giving effect to the sale of the long-term acute care hospitals, the Company affirmed its Adjusted EBITDA guidance to be at the high end of, or greater than, the range of $440 million to $450 million for full-year 2011.

The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals open throughout both the full current periods and throughout the full prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the Investor Reference Book includes non-GAAP financial measures, including the Company’s leverage ratio and Adjusted EBITDA. The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt.

The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”), and Note 3, Long-term Debt, to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 (the “March 2011 Form 10-Q”). These covenants are material terms of the credit agreement, and the credit agreement represents a substantial portion of the Company’s liquidity. Non-compliance with these financial covenants under the credit agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to or subtract from consolidated net income unusual non-cash or non-recurring items. These items have included, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) amounts related to discontinued operations and closed locations, (3) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation and support matters discussed in Note 21, Settlements, and Note 22, Contingencies and Other Commitments, to the consolidated financial statements included in the 2010 Form 10-K, and Note 9, Settlements, and Note 10, Contingencies, to the condensed consolidated financial statements included in the March 2011 Form 10-Q, (4) stock-based compensation expense, (5) net investment and other income (including interest income), and (6) fees associated with the Company’s divestiture activities.

In accordance with the credit agreement, the Company has been allowed to add certain other items to the calculation of Adjusted EBITDA, and there may also be certain other deductions required. This includes net income attributable to noncontrolling interests and interest income associated with income tax recoveries, as discussed in Note 19, Income Taxes, to the consolidated financial statements included in the 2010 Form 10-K. In addition, the Company has been allowed to add non-recurring cash gains, such as the cash proceeds from the UBS Settlement (see Note 21, Settlements, to the consolidated financial statements included in the 2010 Form 10-K) to the calculation of Adjusted EBITDA. As these adjustments may not be indicative of the Company’s ongoing performance, they have been excluded from Adjusted EBITDA presented herein and in the Investor Reference Book attached as Exhibit 99.1.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted EBITDA to net income, which reconciliation is set forth in the Investor Reference Book, and to net cash provided by operating activities, which reconciliation is set forth below. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2010 Form 10-K.

The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow is included in the Investor Reference Book. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. Our definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of cash flows included in the March 2011 Form 10-Q for the GAAP measures of cash flows from operating, investing, and financing activities. A reconciliation of net cash provided by operating activities to adjusted free cash flow is included in the Investor Reference Book.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended
	March 31,		For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007
	(In Millions)
Net cash provided by operating activities	$89.1	$84.8	$331.0	$406.1	$227.2	$230.6
Provision for doubtful accounts	(5.4)	(6.9)	(18.5)	(33.1)	(27.0)	(33.2)
Professional fees—accounting, tax, and legal	3.8	2.9	17.2	8.8	44.4	51.6
Interest expense and amortization
of debt discounts and fees	35.1	30.5	125.9	125.8	159.5	229.4
UBS Settlement proceeds, gross	-	-	-	(100.0)	-	-
Equity in net income of nonconsolidated
affiliates	2.5	2.6	10.1	4.6	10.6	10.3
Net income in noncontrolling interests
in continuing operations	(11.7)	(9.8)	(40.8)	(33.4)	(29.8)	(31.4)
Amortization of debt discounts and fees	(1.2)	(1.7)	(6.3)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated affiliates	(2.7)	(2.1)	(8.1)	(8.6)	(10.9)	(5.3)
Current portion of income tax (benefit) expense	(2.2)	2.1	1.9	(7.3)	(73.8)	(330.4)
Change in assets and liabilities	9.9	0.7	5.4	0.8	53.1	8.0
Change in government, class action,
and related settlements	4.3	0.8	2.9	11.2	7.4	171.4
Other operating cash used in (provided by)
discontinued operations	1.4	2.2	4.7	13.5	(11.4)	10.5
Other	0.5	0.3	2.0	1.2	(1.6)	14.6
Adjusted EBITDA	$123.4	$106.4	$427.4	$383.0	$341.2	$318.3

For the three months ended March 31, 2011, net cash used in investing activities was $23.4 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by a decrease in restricted cash. Net cash provided by financing activities during the three months ended March 31, 2011 was $26.9 million and resulted primarily from the proceeds from the Company’s March 2011 bond offering offset by net payments on the Company’s revolving credit facility, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company’s convertible perpetual preferred stock.

For the three months ended March 31, 2010, net cash used in investing activities was $26.2 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and an increase in restricted cash offset by proceeds from the sale of the Company’s hospital in Baton Rouge, Louisiana. Net cash used in financing activities during the three months ended March 31, 2010 was $22.7 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and net debt payments.

For the year ended December 31, 2010, net cash used in investing activities was $125.9 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, acquisitions of businesses, and net purchases of restricted investments offset by a decrease in restricted cash and proceeds from the sale of the Company’s hospital in Baton Rouge. Net cash used in financing activities during the year ended December 31, 2010 was $237.7 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.

For the year ended December 31, 2009, net cash used in investing activities was $133.0 million and resulted primarily from capital expenditures and net settlement payments related to interest rate swaps. Net cash used in financing activities during the year ended December 31, 2009 was $224.3 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.

For the year ended December 31, 2008, net cash used in investing activities was $40.0 million and resulted primarily from capital expenditures, including expenditures associated with development activities, and net settlement payments related to an interest rate swap offset by proceeds from asset disposals, including our corporate campus. Net cash used in financing activities during the year ended December 31, 2008 was $176.0 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s perpetual preferred stock, offset by proceeds from the issuance of common stock.

For the year ended December 31, 2007, net cash provided by investing activities was $1,184.5 million and resulted primarily from the proceeds from the divestitures of the Company’s surgery centers, outpatient, and diagnostic divisions. Net cash used in financing activities during the year ended December 31, 2007 was $1,436.6 million and resulted primarily from net debt payments primarily using the net proceeds from the divestitures discussed above.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the Update Slides includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views or plans with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized.

All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in the Update Slides as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, including those set forth in the 2010 Form 10-K, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs, and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1	Two supplemental slides used in connection with the May 25-26, 2011 meetings with investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:	/s/John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: May 25, 2011